As filed with the Securities and Exchange Commission on June 4, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Calliditas Therapeutics AB

(Exact name of registrant as specified in its charter)

Sweden	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kungsbron 1, C8

SE-111 22

Stockholm, Sweden

Tel: +46 (0) 8 411 3005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Calliditas Therapeutics Inc.

251 Little Falls Drive

Wilmington, Delaware 19808-1674

(302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristopher D. Brown James Xu Michael J. Rosenberg Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8800	Dain Hard Nevonen Nils Fredrik Dehlin Advokatfirman Vinge KB Stureplan 8, Box 1703 SE-111 87 Stockholm, Sweden +46(0) 10 614 30 00	Joshua A Kaufman Divakar Gupta Marc A. Recht Madison A. Jones Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Joakim Falkner Henric Roth Baker & McKenzie Advokatbyrå KB Vasagatan 7, Box 180 SE-101 23 Stockholm, Sweden +46 8 566 177 00

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-238244

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee(3)

Common shares, quota value SEK 0.04 per share(4)	$17,244,160.10	$2,239

(1)	Based on the public offering price of $19.50 per American Depositary Share, or ADS. The registrant previously registered securities at an aggregate offering price not to exceed $86,255,826.90 on a Registration Statement on Form F-1 (File No. 333-238244), which was declared effective on June 4, 2020, or the Prior Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $17,244,160.10 is hereby registered, which includes ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the Registrant previously registered on the Prior Registration Statement.

(2)	Includes the aggregate offering price of additional common shares which the underwriters have the option to purchase.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	All common shares in the U.S. offering will be represented by ADSs, each of which represents two common shares of the registrant. ADSs issuable upon deposit of the common shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-238726).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering by Calliditas Therapeutics, AB, or the Registrant, of common shares (including common shares represented by American Depositary Shares, or ADSs,) with each ADS representing two (2) common shares, quota value SEK 0.04 per share, contemplated by the Registration Statement on Form F-1 (File No. 333-238244), initially filed with the Commission by the Registrant on May 14, 2020 as amended, or the Prior Registration Statement, and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of common shares to be offered in the public offering by $17,244,160.10, which includes common additional shares that the underwriters have the option to purchase. The additional common shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on June 4, 2020, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Advokatfirman Vinge, Swedish counsel to the Registrant

23.1	Consent of Ernst & Young AB, independent registered public accounting firm.

23.2	Consent of Advokatfirman Vinge, Swedish counsel to the Registrant (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-238244), originally filed with the Securities and Exchange Commission on May 14, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden, on the 4th day of June, 2020.

CALLIDITAS THERAPEUTICS AB

By:	/s/ Reneé Aguiar Luncander
	Name:	Reneé Aguiar Luncander
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Reneé Aguiar Luncander Reneé Aguiar Luncander	Chief Executive Officer (Principal Executive Officer)	June 4, 2020
/s/ Fredrik Johansson Fredrik Johansson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2020
* Elmar Schnee	Chairman of the Board of Directors	June 4, 2020
* Thomas Eklund	Director	June 4, 2020
* Hilde Furberg	Director	June 4, 2020
* Lennart Hansson, Ph.D.	Director	June 4, 2020
* Bengt Julander	Director	June 4, 2020
* Diane Parks	Director	June 4, 2020

By:	/s/ Renée Aguiar-Lucander	Authorized Representative in the United States	June 4, 2020
Name: Reneé Aguiar Luncander
Title: President

*By:	/s/ Renée Aguiar-Lucander
Renée Aguiar-Lucander Attorney-in-fact